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                                                                   Exhibit 10.13

                         1999 USCS EXECUTIVE BONUS PLAN

[THE PORTIONS OF THIS EXHIBIT MARKED BY AN ASTERISK ARE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

Under the 1999 Bonus Plan, eligible executives can earn a bonus of up to 60%, and eligible directors can earn a bonus of up to 20%. The matrix, as illustrated below, is comprised of four tiers.


Position                              Salary               Bonus
Level                                 Grade                Target
-------------------                 ---------           -------------
CEO                                        99                   60%


The pool will be funded as follows:

USCS Plan


Consolidated Pretax Profit      VPs & Directors Mgmt Bonus Pool *
--------------------------      ----------------------------------
less than [*]                                                   0%
[*] (budget)                                                  100%
[*]                                                           150%


* The pool, at 100%, is calculated as follows:

The sum of (eligible salary x target bonus %). Eligible salary is defined as the actual base salary earned during the plan year.

The final pool size may be scaled or allocated by action of the Board of Directors based exclusively on its judgment of management's performance. In the event the pretax profit exceeds 120 percent of the budget, the Board of Directors will, in its sole discretion, determine any additions to the bonus pool based on the source and the nature of the additional profit.

a. The Bonus Pool may be increased for such things as exceeding target gross margins, underspending the overhead budget, or exceeding budgeted revenues.

b. The Bonus Pool may be decreased for cuts below budget that unfavorably impact the programs of Marketing, Sales and Product Development programs.

c.   Performance against operational objectives will also be considered.

CORPORATE - OPERATIONAL OBJECTIVES

         USCS CONSOLIDATED (INCLUDING CABLEDATA, IBS AND CORPORATE)

         FINANCIAL GOALS


                                     Consolidated
                                      (millions)
         ----------------------------------------------------------------------
         Revenues                                                          [*]
         Profit before taxes                                               [*]
         Capital Expenditures                                              [*]


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PLAN ADMINISTRATION

Pool determination

Upon completion of the annual audit in March 2000, the Board of Directors will establish the size of the pool based upon the audited financial results.

Bonus eligibility

To be eligible to receive a bonus, a person must be employed by USCS International or an affiliate in an executive capacity at the time the bonus is paid. Any executive who leaves the Company prior to actual award, or is demoted to a non-executive position (and therefore removed from eligibility) prior to year end is not eligible for a bonus. The foregoing notwithstanding, if an executive dies prior to the actual award, any award to which the executive otherwise would have been entitled shall be made to his or her estate. An employee who is promoted to an executive during the plan year, or a new employee who is hired into an executive position during the plan year, will be eligible for a prorated bonus as determined by the Board of Directors. In any event, executives must be employed in a bonus eligible position with USCS or an affiliate for a minimum of 60 days prior to fiscal year end in order to be eligible to participate in the management bonus plan. Eligibility is effective the first day of the month following their date of hire.

Determination of individual awards

Individual bonuses to be awarded from the bonus pool shall be approved by the Board of Directors based upon corporate, company, department and individual performance in attaining financial goal and non-financial objectives. The Board of Directors shall approve, disapprove or modify the recommended individual bonus awards.

Bonus payment

Individual bonus awards will be paid prior to March 15, 2000.







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